Exhibit 10.6

GUARANTY

THIS GUARANTY (“Guaranty”), dated as of January 12, 2023, is made by SRP Artesia, LLC, a Delaware limited liability company (the “Guarantor”), in favor of Mast Hill Fund, L.P., a Delaware limited partnership (the “Lender”) (together with the Guarantor, the “Parties”).

W I T N E S S E T H:

WHEREAS, Lender is making a loan (the “Loan”) to CLEARDAY, INC., a Delaware corporation (“Borrower”), pursuant to that certain promissory note in the principal amount of $756,000.00 (the “Note”) (as the same may be amended, replaced, renewed, extended or otherwise modified from time to time) (a copy of which is attached hereto as Exhibit “A”), by and between Lender and Borrower, dated on or around January 12, 2023 (as the same may be amended or modified from time to time, the “Loan Agreements”).

WHEREAS, as a condition to making the Loan and accepting the Note, Lender has required that Guarantor execute and deliver this Guaranty. Guarantor is willing to execute and deliver this Guaranty for the express and intended purpose of inducing Lender to make the Loan and accept the Note.

WHEREAS, Guarantor acknowledges that it expects to benefit from Lender’s making of the Loan and acceptance of the Note because of Guarantor’s relationship with Borrower and that it is executing this Guaranty in consideration of that anticipated benefit.

NOW, THEREFORE, in order to induce the Lender to make the Loan to the Borrower and accept the Note, and in consideration thereof, the foregoing recitals, as well as mutual covenants contained herein, the Parties hereby agrees as follows:

1. Guaranty; Grant of Security Interest. Guarantor hereby absolutely and unconditionally guarantees to Lender and its successors and assigns the payment of the entire principal balance of the Loan, all accrued interest thereon, all penalties therein, and all costs and expenses incurred by Lender, including without limitation, the costs and expenses of Lender’s outside counsel, in connection with the enforcement of Borrower’s obligations under the Note, as and when the same shall be due and payable (collectively, the “Obligations”), if an Event of Default (as defined in the Note) occurs under the Note. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Obligations as a primary obligor and that it shall fully perform each and every term and provision hereof.

The Guarantor hereby grants, pledges and collaterally assigns to the Lender a security interest in all of the Guarantor’s right, title and interest in all of the Pledged Collateral (as defined below), now owned or at any time hereafter acquired by the Guarantor or in which the Guarantor now has or at any time in the future may acquire any right, title or interest, and wherever located or deemed located as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. To this end, the Guarantor hereby pledges with, hypothecates, transfers and assigns to the Lender all of the Pledged Collateral, which shall be defined as:

(i) All capital stock and equity securities and all general intangibles relating to the ownership of such capital stock and equity securities of the Borrower now or at any time or times hereafter owned by Guarantor comprised of all of such equity securities (and general intangibles related thereto), as well as all indebtedness and promissory notes owed by the Borrower to the Guarantor (collectively, the “Pledged Interests”); and

(ii) All warrants, options and other rights to acquire, and rights in and to, the capital stock or other equity securities of the Borrower now or at any time or times hereafter owned by Guarantor with respect to the Pledged Interests (collectively, the “Rights”); and

(iii) All other property now or at any time or times hereafter received, receivable or otherwise distributed in respect of or in exchange or substitution for any or all of the Pledged Interests and/or the Rights, and all of Guarantor’s rights thereto, including, without limitation, any shares and other securities into which such Pledged Interests may be convertible or exchangeable and any dividends or other distributions in connection therewith; and

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(iv) All accounts, chattel paper, contracts, contract rights, accounts receivable, tax refunds, note receivable, documents, other choses in action and general intangibles, including, but not limited to, proceeds of inventory and returned goods and proceeds from the sale of goods and services, and all rights, liens, securities, guaranties, remedies and privileges related thereto, including the right of stoppage in transit and rights and property of any kind forming the subject matter of any of the foregoing; and

(v) All assets of any type or description that may at any time be assigned or delivered to or come into possession of Guarantor for any purpose or as to which Guarantor may have any right, title, interest or power (including but not limited to the properties located at 6465 7 Rivers Highway, Artesia, NM 88210 (property APN numbers 4-152-103-511-155 and 4-152-103-516-150)), and a true and correct copy of the grant deed with respect to the aforementioned property is attached hereto as Exhibit “B”), and property in the possession or custody of or in transit to anyone for the account of Guarantor, as well as all proceeds and products thereof and accessions and annexations thereto; and

(vi) All proceeds of all of the foregoing.

Any Pledged Collateral received by the Guarantor on or after the date hereof shall be immediately delivered to the Lender together with any executed stock powers or other transfer documents requested by the Lender, which request may be made at any time prior to the date when the Obligations shall have been paid and otherwise satisfied in full.

Guarantor agrees to execute and deliver to Lender (i) assignments separate from certificate, undated and appropriately endorsed in blank, with respect to any certificated Pledged Interests and any warrants or options for the purchase of capital stock or other equity securities of issuer included in the Rights and (ii) such other documents of transfer as Lender may from time to time reasonably request to enable Lender to transfer the Pledged Collateral into its name or the name of its nominee.

The Guarantor shall (and is hereby authorized to) file with the applicable filing office(s) such financing statements, amendments, addenda, continuations, terminations, assignments and other records (whether or not executed by Guarantor) to perfect and to maintain perfected security interests in the Pledged Collateral by the Lender, including but not limited to (a) promptly upon the execution of this Guaranty, a Financing Statement on Form UCC-1 shall be filed with all applicable jurisdictions on behalf of the Lender with respect to the Pledged Collateral; The financing statement shall designate the Lender as a secured party and Guarantor as the guarantor, shall identify the security interest in the Pledged Collateral, and contain any other items required by law. In addition to the foregoing, Guarantor hereby irrevocably authorizes Lender at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Pledged Collateral (i) as all assets of Guarantor or words of similar effect, regardless of whether any particular asset comprised in the Pledged Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the respective state or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail; and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the respective state, or such other jurisdiction, for the sufficiency or filing office acceptance of any financing statement or amendment. The Guarantor agrees to furnish any such information to the Lender promptly upon such Lender’s request.

2. Guaranty Absolute; Unsecured Recourse Obligations.

(a) The Guarantor guarantees that the Obligations will be paid and performed strictly in accordance with the terms of the Note and the Loan Agreements, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

(i)	any lack of validity or enforceability of any of the Loan Agreements;

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(ii)	any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from any of the Loan Agreements, including, without limitation, changes in the terms of disbursement of the Loan proceeds or repayment thereof, modifications, extensions (including extensions beyond and after the original term) or renewals of payment dates, changes in interest rate or the advancement of additional funds by the Lender in its discretion;

(iii)	any exchange, release or non perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations; or

(iv)	any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower in respect of the Obligations or the Guarantor in respect of this Guaranty.

(b) Notwithstanding any termination of this Guaranty or the cancellation of the Note or any other agreement evidencing the Obligations, if at any time any payment of any of the Obligations (from any source) is rescinded, repaid or must otherwise be returned by the Lender (i) due to or upon the insolvency, bankruptcy or reorganization of the Borrower or the Guarantor, or (ii) for any other circumstance, this Guaranty shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.

3. Subrogation. As a material inducement to Lender’s agreement to make the Loan and in view of the fact that Guarantor could be considered an “insider” as defined in Section 101 of the United States Bankruptcy Code, Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against Borrower that arises from the existence or performance of Guarantor’s obligations under this Guaranty or any of the other Loan Agreements, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of Lender against Borrower or any collateral security which Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from Borrower, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights. An agreement between Guarantor and Borrower which is in any respect contrary to the foregoing shall be null and void and of no force or effect. If any amount shall be paid to Guarantor in violation of the preceding sentences and the Obligations shall not have been fully paid or performed, such amount shall be deemed to have been paid to Guarantor for the benefit of, and held in trust for the benefit of, Lender, and shall forthwith be paid to Lender to be credited and applied upon the Obligations, whether matured or un-matured, in accordance with the terms of the Loan Agreements.

4. Guaranty Independent; Waivers.

(a) The Guarantor agrees that:

(i)	The Obligations hereunder are independent of and in addition to the undertakings of the Borrower pursuant to the Loan Agreements, any evidence of indebtedness issued in connection therewith, any deed of trust or security agreement given to secure the same, any other guaranties given in connection with the Loan and any other obligations of the Guarantor to the Lender,

(ii)	A separate action may be brought to enforce the provisions hereof whether the Borrower is a party in any such action or not,

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(iii)	The Lender may at any time, or from time to time to the extent that such is permitted by the terms of the Loan, in its sole discretion (A) extend or change the time of payment and/or performance and/or the manner, place or terms of payment and/or performance of all or any of the Obligations; (B) exchange, release and/or surrender all or any of the collateral security, or any part thereof, by whomsoever deposited, which is now or may hereafter be held by the Lender in connection with all or any of the Obligations; (C) sell and/or purchase all or any such collateral at public or private sale, or at any broker’s board, in the manner permitted by law and after giving any notice which may be required, and after deducting all costs and expenses of every kind for collection, sale or delivery, the net proceeds of any such sale may be applied by the Lender upon all or any of the Obligations; and (D) settle or compromise with the Borrower, and/or any other person liable thereon, any and all of the Obligations, and/or subordinate the payment of same, or any part thereof, to the payment of any other debts or claims, which may at any time be due or owing to the Lender and/or any other person or corporation, and

(iv)	The Lender shall be under no obligation to marshal any assets in favor of the Guarantor or in payment of any or all of the Obligations.

(b) The Guarantor hereby waives:

(i)	Presentment, demand, protest, notice of acceptance, notice of dishonor, notice of nonperformance and any other notice with respect to any of the Obligations and this Guaranty, and promptness in commencing suit against any party thereto or liable thereon, and/or in giving any notice to or making any claim or demand hereunder upon the Guarantor;

(ii)	any right to require the Lender to (A) proceed against the Borrower, (B) proceed against or exhaust any security held from the Borrower, or (C) pursue any remedy in the Lender’s power whatsoever;

(iii)	any defense arising by reason of any disability or other defense of the Borrower or by reason of the cessation from any cause whatsoever of the liability of the Borrower other than full payment of the Obligations;

(iv)	any defense it may acquire by reason of the Lender’s election of any remedy against it or the Borrower or both, including, without limitation, election by the Lender to exercise its rights under the power of sale provisions set forth in the Loan Agreements;

Without limitation on the generality of the foregoing, if applicable, Guarantor waives (i) all rights and defenses arising out of an election of remedies by the Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the guarantor’s rights of subrogation and reimbursement against the principal by the operation of law or otherwise, and (ii) all rights and defenses that the Guarantor may have because Borrower’s debt to Lender is secured by real property. This means, among other things: (a) Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledges by Borrower; and (b) if Lender forecloses on any real property collateral pledged by Borrower, the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price and Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower. This is an unconditional and irrevocable waiver of any rights and defenses that Guarantor may have because Borrower’s debt is secured by real property.

5. Does Not Supersede Other Guaranties. The obligations of the Guarantor hereunder shall be in addition to any obligations of the Guarantor under any other guaranties, and this Guaranty shall not affect or invalidate any such other guaranties. The liability of the Guarantor to the Lender shall at all times be deemed to be the aggregate liability of the Guarantor under the terms of this Guaranty.

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6. Representations And Warranties. The Guarantor hereby represents and warrants as follows:

(a) Validity of Guaranty.

(i)	The execution, delivery and performance by the Guarantor of this Guaranty (A) has received all necessary governmental approvals, and (B) will not violate any provision of law, any order of any court or agency of government, or any indenture, agreement or any other instrument to which the Guarantor is a party, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of its property or assets.

(ii)	This Guaranty, when delivered to the Lender, will constitute a legal, valid and binding obligation enforceable against the Guarantor in accordance with its terms.

(b) Financial Statements.

(i)	All financial statements and data that have been given to the Lender by the Guarantor with respect to the Guarantor, (A) are complete and correct in all material respects as of the date given; and (B) accurately present the financial condition of the Guarantor on each date as of which the same have been furnished.

(ii)	There has been no adverse change in the financial condition or operations of the Guarantor since the date of the most recent financial statement given to the Lender with respect to the Guarantor.

(c) Other Arrangements. The Guarantor is not a party to any agreement or instrument materially and adversely affecting the Guarantor’s present or proposed business, properties or assets, or operations or conditions (whether financial or otherwise); and the Guarantor is not in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions set forth in any agreement or instrument to which the Guarantor is a party.

(d) Litigation. There is not now pending against or affecting the Guarantor, nor to the knowledge of the Guarantor is there threatened, any action, suit or proceeding at law or in equity or by or before any administrative agency that, if adversely determined, would materially impair or affect the financial condition or operations of the Guarantor.

(e) Taxes. The Guarantor has filed all national, state, provincial, county, municipal and other income tax returns required to have been filed by the Guarantor and has paid all taxes that have become due pursuant to such returns or pursuant to any assessments received by the Guarantor, and the Guarantor does not know of any basis for any material additional assessment against it in respect of such taxes.

7. Affirmative Covenants. The Guarantor covenants and agrees that, so long as any part of the Note shall remain unpaid, the Guarantor will, unless the Lender shall otherwise consent in writing:

(a) Taxes Affecting the Guarantor. File all tax returns required to be filed by it under the laws of any jurisdiction in which Guarantor does business or is otherwise required to file tax returns and pay before the same become delinquent all taxes that become due pursuant to such returns or pursuant to any assessments received by it.

(b) Compliance with Law. Promptly and faithfully comply in all material respects with all laws, ordinances, rules, regulations and requirements, both present and future, of every duly constituted governmental authority or agency having jurisdiction that may be applicable to it.

(c) Litigation or Adverse Conditions. Promptly notify Lender in writing of any litigation, action, suit or proceeding at law or in equity or by or before any administrative agency, or any other adverse condition, affecting Guarantor.

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8. Amendments. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Guarantor shall in any case entitle it to any other or further notice or demand in similar or other circumstances.

9. Notices. All notices that may be required or otherwise provided for or contemplated under the terms of this Guaranty for any party to serve upon or give to any other shall, whether or not so stated, be in writing, and if not so in writing shall not be deemed to have been given, and be either (i) personally served, or (ii) sent by a nationally recognized commercial overnight service that provides a receipt, (iii) sent with return receipt requested by registered or certified mail with postage (including registration or certification charges) prepaid in a securely enclosed and sealed envelope, sent to the following addresses, or (iv) via electronic mail:

(a) If to the Guarantor, addressed to:

SRP Artesia, LLC

8800 Village Drive, Suite 106
San Antonio, TX 78217

e-mail: info@myclearday.com

(b) If to the Lender, addressed to:

Mast Hill Fund, L.P.

48 Parker Road

Wellesley, MA 02482

e-mail: admin@masthillfund.com

Such addresses may be changed from time to time by written notice to the other parties given in the same manner.

10. No Waiver; Remedies. No failure on the part of the Lender to exercise and no delay in exercising any right or remedy hereunder shall operate as a waiver thereof; nor shall the Lender be estopped to exercise any such right or remedy at any future time because of any such failure or delay; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

11. Continuing Guaranty; Transfer of Note. This Guaranty is a continuing guaranty and shall remain in full force and effect until payment and performance in full of the Loan and all other amounts payable under this Guaranty. The Lender may assign or otherwise transfer the Loan Agreements to any person, corporation, firm, partnership, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity (collectively, a “Person”), pursuant to the provisions of the Loan Agreements, and such other Person shall thereupon become vested with all the rights in respect thereof granted to the Lender herein or otherwise.

12. Subordination. Any indebtedness of the Borrower now or hereafter held by the Guarantor is hereby subordinated to the indebtedness of the Borrower to the Lender, and such indebtedness of the Borrower to the Guarantor shall, if the Lender so requests, be collected, enforced and received by the Guarantor as trustee for the Lender and be paid over to the Lender on account of the indebtedness of the Borrower to the Lender, but without reducing or limiting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

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13. No Duty. The Guarantor assumes the responsibility for keeping informed of the financial condition of the Borrower and of all other circumstances bearing upon the risk of nonpayment of the Obligations, and agrees that the Lender shall have no duty to advise the Guarantor of any information known to the Lender regarding any such financial condition or circumstances.

14. Waiver of Right To Trial By Jury. The Guarantor hereby waives any right to trial by jury with Person, relating to (A) the Note and/or any understandings or prior dealings between the parties hereto, (B) this Guaranty or (C) the Loan Agreements, or (ii) to which the Lender is a party. The Guarantor hereby respect to any action or proceeding (i) brought by the Guarantor, the Borrower, the Lender or any other agrees that this Guaranty constitutes a written consent to waiver of trial by jury, and the Guarantor does hereby constitute and appoint the Lender its true and lawful attorney-in-fact, which appointment is coupled with an interest, and the Guarantor does hereby authorize and empower the Lender, in the name, place and stead of the Guarantor, to file this Guaranty with the clerk or judge of any court of competent jurisdiction as a statutory written consent to waiver of trial by jury.

15. Bankruptcy of Borrower. Notwithstanding any modification, discharge or extension of the Obligations or any amendment, modification, stay or cure of the Lender’s rights which may occur in any bankruptcy or reorganization case or proceeding concerning the Borrower, whether permanent or temporary, and whether assented to by the Lender, the Guarantor hereby agrees that it shall be obligated hereunder to pay and perform the Obligations and discharge its other obligations in accordance with the terms of the Obligations and the terms of this Guaranty in effect on the date hereof. The Guarantor understands and acknowledges that by virtue of this Guaranty, it has specifically assumed any and all risks of a bankruptcy or reorganization case or proceeding with respect to the Borrower. As an example and not in any way of limitation, a subsequent modification of the Obligations in any reorganization case concerning the Borrower shall not affect the obligation of the Guarantor to pay and perform the Obligations in accordance with their original terms.

16. Entire Agreement. This Guaranty is intended as a final expression of this agreement of guaranty and is intended also as a complete and exclusive statement of the terms of this agreement. No course of prior dealings between the Guarantor and Lender, no usage of the trade, and no parol or extrinsic evidence of any nature, shall be used or be relevant to supplement, explain, contradict or modify the terms and/or provisions of this Guaranty.

17. Governing Law. The validity of this Guaranty, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the state of Delaware as applied to contracts made and to be fully performed in such state, without regard to the conflicts of laws provisions thereof. Any action brought by either party against the other concerning the transactions contemplated by this Guaranty, the Loan Agreements, or any other agreement, certificate, instrument or document contemplated hereby shall be brought only in the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, to the extent that neither of the foregoing courts has jurisdiction, the Superior Court of the State of Delaware. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.

18. Attorney Fees. If either party hereto fails to perform any of its obligations under this Guaranty or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Guaranty, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorney fees and disbursements. Any such attorney fees and other expenses incurred by either party in enforcing a judgment in its favor under this Guaranty shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorney fees obligation is intended to be severable from the other provisions of this Guaranty and to survive and not be merged into any such judgment.

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19. Miscellaneous.

(a) This Guaranty is made for the sole protection and benefit of Lender and its successors and assigns, and no other person shall have any right of action hereon.

(b) If any term, provision, covenant or condition hereof or any application thereof should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all provisions, covenants and conditions hereof, and all applications thereof not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

(c) This Guaranty may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of such counterparts taken together shall constitute but one and the same instrument.

(d) Section headings in this Guaranty are included for convenience of reference only and do not constitute a part of this Guaranty for any other purpose.

(e) All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Paragraph 6(b) above.

(f) Until the Note is satisfied in its entirety, Guarantor shall not enforce Guarantor’s rights to any default under any loan made by Guarantor to the Borrower.

(g) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Guaranty and the consummation of the transactions contemplated hereby.

[Signature page to follow]

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IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Guaranty as of the date first above written.

GUARANTOR:

SRP ARTESIA, LLC

/s/ B J Parrish
Name:	B.J. Parrish
Title:	Authorized Representative

LENDER:

MAST HILL FUND, L.P.

/s/ Patrick Hassani
Name:	Patrick Hassani
Title:	Chief Investment Officer

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